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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 15, 1998



                         FITZGERALDS GAMING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                     NEVADA
             ------------------------------------------------------
                 (State or other jurisdiction of incorporation)



             0-26518                                       88-0329170
    --------------------------                 ---------------------------------
     (Commission File Number)                  (IRS Employer Identification No.)



                   301 FREMONT STREET, LAS VEGAS, NEVADA 89101
             ------------------------------------------------------
               (Address of principal executive offices) (Zip code)



      (Registrant's telephone number, including area code): (702) 388-2400



                                       NA
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS.


                             TREASURE BAY LITIGATION

         In connection with the Treasure Bay litigation described in Registrant's Form 10-K for the year ended December 31, 1997 and Registrant's subsequent reports on Form 10-Q, on October 15, 1998 the United States Bankruptcy Court for the Southern District of Mississippi, Biloxi Division, entered judgment against Fitzgeralds Mississippi, Inc. ("FMI") in favor of Treasure Bay Gaming & Resorts, Inc. and Treasure Bay Corp. ("Treasure Bay") in the principal amount of $319,932, plus pre-judgment interest from July 1, 1994 through October 15, 1998 at the applicable Mississippi interest rate, plus interest from October 16, 1998 until paid at the legal rate. Including interest through October 15, 1998, the aggregate amount of the judgment approximates $429,743. The court further ordered that upon payment of such amount by FMI, the Treasure Bay entities must convey to FMI a deed to an undivided one-half interest in the Tract upon which the Roadway was constructed, free and clear of all liens and encumbrances.

         On October 22, 1998, FMI filed its notice of appeal of the decision. On October 28, 1998, FMI and Treasure Bay entered into a Stipulation pursuant to which FMI has posted a bond with the court in the amount of $537,179 and Treasure Bay has agreed to stay execution of the judgment on FMI assets, pending resolution of the appeal. Although the Company believes that FMI will continue to have full access and use of the Tract and Roadway, there can be no assurance that the appeal will be successful.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: October 30, 1998                    FITZGERALDS GAMING CORPORATION
                                          (Registrant)



                                          By:    /s/  Michael E. McPherson
                                                ------------------------------
                                                   Michael E. McPherson
                                                  Senior Vice President,
                                                  Chief Financial Officer,
                                                  Treasurer and Secretary






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